                                                                EXHIBIT 99.16(b)

                OHIO MUNICIPAL BOND FUND CLASS B (MAY 31, 1992)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                Since
                                                              Inception      Since
                                                                Avg.       Inception
                                                               Annual        Total
                                                               Return        Return*
                                                              ---------    ---------
Initial Investment........................................    $1,000.00    $1,000.00
Divided by Net Asset Value................................        10.00        10.00
                                                              ---------    ---------
Equals Shares Purchased...................................       100.00       100.00
Plus Shares Acquired through Dividend Reinvestment........         1.16         1.35
                                                              ---------    ---------
Equals Shares Held at 5/31/92.............................       101.16       101.35
Multiplied by Net Asset Value at 5/31/92..................        10.14        10.14
                                                              ---------    ---------
Equals Ending Value before deduction for contingent
  deferred sales charge...................................     1,025.76     1,027.70
Less deferred sales charge................................      -(38.06)
                                                              ---------    ---------
Equals Ending Redeemable Value at a $1,000 Invest-
  ment (ERV)..............................................       987.70     1,027.70
                                                              ---------    ---------
Divided by $1,000 (P).....................................       0.9877       1.0277
Subtract 1................................................      -0.0123       0.0277
Expressed as a percentage equals the Aggregate Total
 Return for the Period (T)................................        -1.23%
                                                              =========
Expressed as a percentage equals the Aggregate Total
 Return for the Period....................................                      2.77%
                                                                           =========
ERV divided by P..........................................        .9877
Raise to the power of.....................................       3.9683
Equals....................................................        .9526
Subtract 1................................................      -0.0474
Expressed as a percentage equals the Average Annual-
  ized Total Return.......................................        -4.74%
                                                              =========

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* Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                              ENDING MAY 31, 1992

                      OHIO MUNICIPAL BOND FUND - CLASS B

Long term income generally based on yield to maturity times
   market value of each security................................... $    99,123.99
Plus short term income accrued for the past thirty days............       2,165.41
                                                                    --------------
Equals Total Income................................................     101,289.40
Less expenses for the past thirty days.............................       8,792.04
                                                                    --------------
Equals net monthly income for yield calculation....................      92,497.36
                                                                    --------------
Average shares outstanding for 30 days.............................   1,887,814.22
Times the Net Asset Value..........................................          10.14
                                                                    --------------
Equals total dollars............................................... $19,142,436.19
                                                                    ==============
Net monthly income divided by total dollars equals.................        .004832
                                                                    --------------
Add 1..............................................................       1.004832
                                                                    --------------
Raise to the power of 6............................................      1.0293445
                                                                    --------------
Subtract 1.........................................................      0.0293445
                                                                    --------------
Times 2............................................................       0.058690
                                                                    --------------
Expressed as a percentage equals the standardized yield for the 30
 day period........................................................           5.87%*
                                                                              ====
Tax Rate...........................................................             28%
x = 1 minus Tax Rate...............................................             72%
Standard Yield divided by x equals Tax Equivalent Yield for 30 day
 period............................................................           8.15%*
                                                                              ====

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* The SEC standardized 30 day yield for Ohio Municipal Bond - Class B would be
  4.56% without voluntary reimbursement. The tax equivalent yield would be 6.33%.